UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2005

TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)

Registrant’s telephone number, including area code: (305) 856-3200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

     On May 11, 2005, Terremark Worldwide, Inc. (the “Registrant”) will make a presentation at CIBC World Markets Annual Communications & Technology Conference in New York, NY. This presentation will be webcast at 1:40 pm ET on May 11. Additionally, on May 17, 2005, the Registrant will make a presentation at the 3rd Annual Thomas Weisel Partners Internet Conference 2005 in San Francisco, CA. The presentation will be webcast live on the Registrant’s website at 3:15 pm ET on May 17, 2005. To access the webcasts, visit the “Investor Relations” section of the Registrant’s website at www.terremark.com. The Registrant expects to present information regarding the Registrant’s strategic and financial overview at both conferences. The purpose of this Form 8-K is to furnish such presentation. Attached as an exhibit to this Current Report on Form 8-K is the text of such presentation. This exhibit is incorporated herein by reference.

     Statements contained in the attached Presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Registrant’s actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors, as discussed in the Registrant’s filings with the SEC. These factors include, without limitation, the Registrant’s ability to obtain funding for its business plans, uncertainty in the demand for the Registrant’s services or products and the Registrant’s ability to manage its growth. The Registrant does not assume any obligation to update these forward-looking statements.

     The information in this Form 8-K and the Exhibit attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Registrant filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Presentation to be given on May 11, 2005 and May 17, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: May 10, 2005	By:	/s/ Jose A. Segrera
		Name:	Jose A. Segrera
		Title:	Executive Vice President and Chief Financial Officer

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